SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 22, 2006
(Date of earliest event reported)	December 21, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)
Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective December 21, 2006, David L. Kyle, currently our chairman of the board, president and chief executive officer, irrevocably waived any and all of his current and future rights and benefits, and irrevocably released our company and its divisions, subsidiaries and affiliates from any and all obligations, under the Amended and Restated Termination Agreement between Mr. Kyle and our company, and agreed that the Amended Restated Termination Agreement was terminated and of no further force or effect.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We announced the following management changes on December 21, 2006.

Curtis L. Dinan, 39, will become senior vice president chief financial officer and treasurer of ONEOK, Inc. and senior vice president chief financial officer and treasurer of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P., effective January 1, 2007. Mr. Dinan has served as senior vice president and chief accounting officer of ONEOK, Inc. since August 2004 and served as vice president and chief accounting officer of ONEOK, Inc. from February 2004 to August 2004. Prior to joining ONEOK, Inc., Mr. Dinan served as an assurance and business advisory partner at Grant Thornton, LLP from 2002 to 2004. He served as an assurance and business advisory partner at Arthur Andersen, LLP from 2001 to 2002.

Caron A. Lawhorn, 45, will become senior vice president and chief accounting officer for ONEOK, Inc. on January 1, 2007. Ms. Lawhorn has served as senior vice president of financial services and treasurer since January 2005. Prior to her current position, Ms. Lawhorn served our company in the following capacities:

  vice president and controller from August 2004 to January 2005;
  vice president of audit and risk control from May 2003 to August 2004; and
  manager of audit services from September 1998 to May 2003.

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We do not have employment agreements with either Mr. Dinan or Ms. Lawhorn. However, both of these officers have previously entered into a Termination Agreement with ONEOK, Inc. Under the Termination Agreement, severance payments and benefits are payable if the officer's employment is terminated by ONEOK, Inc. for "just cause" or by the officer for "good reason" at any time within three years of a change in control of ONEOK, Inc. Severance payments and benefits include a lump sum payment equal to a multiple of the officer's annual compensation, which includes annual base salary and the greater of the officer's bonus for the last year preceding a change in control or his target bonus for the year in which the change in control occurs. The officer would also be entitled to a prorated portion of the officer's targeted short-term incentive compensation and accelerated vesting of retirement and other benefits, as well as continuation of welfare benefits for a certain number of months.

Item 9.01	Financial Statements and Exhibits
Exhibits

10.1 Termination Agreements between ONEOK, Inc. and ONEOK, Inc. executives, as amended, dated January 1, 2003 (incorporated by reference from Exhibit 10.3 to Form 10-K for the fiscal year ended December 31, 2002, filed on March 10, 2003).

99.1 Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated December 21, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 22, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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